[LEGEND]   Exhibit 10.1 to Form 8-K dated 12/28/95

                         FINAL AGREEMENT
                           RELATING TO
              FIRST HILL DIAGNOSTIC IMAGING CENTER


     This agreement ("Agreement") is made effective as of November 30, 1995, and by and among Medical Imaging Partners, L.P. ("MIP"), Liberty Equipment Investors - 1983 ("Liberty"), Digital Diagnostics, Inc. ("Digital"), Imaging Services, Inc. ("ISI") (collectively, the "Venturers," and each individually, a "Venturer"), and 2001 Management Associates, Inc. ("Manager"). (The Venturers and Manager are sometimes individually referred to as a "Party" and collectively referred to herein as the "Parties.")

     1. Introduction. Each of the Venturers is a party to that certain Amended and Restated Joint Venture Agreement dated as of May 31, 1988 (the "Joint Venture Agreement"), with respect to
First Hill Diagnostic Imaging Center (the "Venture"). Pursuant to that certain Management Agreement dated as of May 31, 1988, by and between Manager and the Venture, the Manager was engaged to manage the Venture. Pursuant to that certain agreement, dated as of April 28, 1995 ("Termination Agreement"), the Ventures agreed to accomplish the termination of the Venture in accordance with the terms of the Joint Venture Agreement. The actions taken to accomplish such objective are described in that certain
Memorandum to the Venturers from the Manager, dated November 27, 1995, attached hereto as Exhibit A, including all attachments referenced therein (Termination Summary Memorandum"). The purpose of this Agreement is to (i) evidence the agreement of the Venturers to the final distributions by the Venture, (ii) authorize the payment by the Venture to the Manager of the management bonus, and (iii) set forth certain representations of the parties, as further set forth herein.

     2. Agreement to Final Distributions. Each Venturer hereby agrees and directs the Manager to distribute the remaining funds of the Venture as set for the in Attachment 8 to the Termination Summary Memorandum, effective upon the full execution of this Agreement, irrespective of the fact that the distributions to the Venturers are not in accordance with the provisions of the Joint Venture Agreement.

     3.
  Payment of the Management Bonus. Each Venturer hereby agrees that a management bonus shall be paid, effective upon the full execution of this Agreement, to the Manager, in the amount set forth in Attachment 9 to the Termination Summary Memorandum.

     4.     Payment of State and Local Taxes.

         (a) Each Venturer hereby represents and warrants to the other Venturers that it has paid any and all state and local taxes payable by such Venturer with respect to property used by the Venture in connection with the operation of the Venture's business, and agrees to indemnify and hold the other Venturers harmless from and pay and reimburse the other Venturers for any and all liabilities, damages, costs and expenses, which are suffered or incurred, including reasonable attorneys' fees, arising as a result of the nonpayment of any such state and local taxes.

         (b) Manager hereby represents and warrants to the Venturers, and each of them, that to the best of its knowledge, that it has made all state and local tax filings and paid on behalf of the Venture, out of Venture funds, all sate and local tax payments with respect to the operations of the Venture's business.

     5. No Default by Manager; Further Assurances. Manager represents, warrants and covenants to the Venturers, and each of them, that (i) Manager is not in default of any of its obligations to the Venture or the Venturers under the Management Agreement, and (ii) Manager will take all necessary and appropriate actions to complete the duties and activities by or on behalf of the Venture as set forth in the Termination Summary Memorandum.

     6. Final Termination of the Venture. Each party understands and agrees that the Venture has terminated and upon execution of this Agreement, the Venture shall be dissolved and wound up in accordance with the laws of the State of Washington and any other laws applicable thereto. Each of the parties hereto agrees to prepare, execute and file such further documents and to take such further actions as may be necessary or reasonably required in order to effectuate the dissolution, termination, liquidation and winding up of the Venture and to otherwise fully effectuate the terms of this Agreement.

     7.  Miscellaneous.

         (a) This agreement is the complete and final expression of the Parties with respect to the subject matter hereof. All prior discussions and agreements are merged herein and superseded hereby.

         (b) By the execution of this Agreement, the Parties have not created any rights or obligations to any third party.

         (c) Each Party warrants that the person signing this Agreement has authority to sign and bind the Party.

         (d) The representations and warranties provided in this Agreement shall survive the execution and performance of this Agreement.

         (e) This Agreement may be executed in counterparts or in any number of duplicate originals. Facsimile signatures shall be acceptable as originals. Each counterpart shall be regarded for all purposes as a complete agreement, and all counterparts and duplicate originals shall constitute one and the same instrument.

         (f) This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Washington.

     EXECUTED as of the set forth above.

MEDICAL IMAGING PARTNERS, L.P.   DIGITAL DIAGNOSTICS INC.

By   ________________________    By   ________________________
        General Partner          Its  ________________________


By   ________________________    2001 MANAGEMENT ASSOCIATES,
                                 INC.
                                 By   ________________________
Its  ________________________    Its  ________________________


LIBERTY EQUIPMENT INVESTORS-     IMAGING SERVICES, INC.
1983

By   Maiden Lane Partners,       By   ________________________
Inc.,
     General Partner             Its  ________________________
By   ________________________
Its  ________________________